SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 13, 2004

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

               Wm. Keith Harper will join Cablevision Systems Corporation (the “Company”) and CSC Holdings, Inc. effective as of October 18, 2004 and will serve as Senior Vice President and Controller (Principal Accounting Officer). Mr. Michael P. Huseby, Executive Vice President and Chief Financial Officer, will cease to serve as Acting Principal Accounting Officer on that date.

               Mr. Harper was a partner in KPMG LLP from June 2002 to December 31, 2003 and was a private investor from January 2004 prior to joining the Company and Cablevision. Mr. Harper was a partner in Arthur Andersen LLP for approximately 10 years prior to joining KPMG LLP.

               On October 11, 2004, the Company entered into a letter agreement with Mr. Harper that provides for employment at will. Under the agreement, Mr. Harper is to receive an annual salary of not less than $485,000. Mr. Harper is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 60% of his annual base salary and a possible range of 0% to 120% of that salary. The agreement provides severance benefits if Mr. Harper’s employment is terminated by the Company (other than for cause) during the first 24 months of employment, or a change in control of the Company occurs during the first 24 months of employment and Mr. Harper is not offered an equivalent position with the surviving entity. These severance benefits include payment of Mr. Harper’s annual base salary and a pro rata bonus (based upon his annual target bonus as in effect at that time) for the period from the date of his termination until the end of the initial 24 month period.

               Mr. Harper will also be eligible, subject to his continued employment by the Company, for various long-term incentive grants and awards, including annual awards of conjunctive rights grants with respect to 8,000 shares of Cablevision NY Group Class A Common Stock, subject to vesting over a three-year period; annual contingent performance awards of $450,000 to be earned on the basis of performance achieved in overlapping three-year performance periods; and participation in a non-qualified deferred compensation program in which he will be credited initially with a balance of $500,000, which balance will be augmented by annual credits for each of the following six years of employment of the lesser of $150,000 and 20% of his then current annual salary, plus accrued interest on the entire account balance. All long-term incentive grants and awards will be subject to terms and conditions, established by the Compensation Committee.

               Mr. Harper will be entitled to participate in Cablevision’s executive benefits program and will be reimbursed for reasonable and customary relocation expenses for his move to the Company’s headquarters, up to a maximum of $150,000.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND BENEFITS

(a) (b) (c)	none none none

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice Chairman

Dated: October 13, 2004

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice Chairman

Dated: October 13, 2004